UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2006

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor Edison, NJ		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02     Results of Operations and Financial Condition.

On May 4, 2006, U.S. Shipping Partners L.P. (the “Partnership”) announced its results of operations for its first fiscal quarter ended March 31, 2006.  A copy of the press release issued by the Partnership relating thereto is furnished herewith as Exhibit 99.1.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2006, the Partnership announced that Gerald Luterman had been elected as a director of the Corporation. A copy of the press release issued by the Partnership relating thereto is furnished herewith as Exhibit 99.1.

SECTION 7 – REGULATION FD

Item 7.01     Regulation FD Disclosure

The Partnership anticipates that its capital expenditure requirements for the last three quarters of 2006 will be approximately $39.0 million related to the construction of articulated tug barges.  This amount does not include $24.7 million budgeted for drydocking expenses for the last three quarters of 2006.   This information supercedes the information disclosed in the May 5, 2006 earnings conference call in response to a question.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit Number	Title

99.1	Press Release of U.S. Shipping Partners L.P. dated May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.
By: US Shipping General Partner LLC, its general partner

	By:	/s/ Albert E. Bergeron

	Name:	Albert E. Bergeron
	Title:	Vice President—Chief Financial Officer
(principal financial and accounting officer)
Date: May 8, 2006